UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 11, 2016

PBF LOGISTICS LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36446	35-2470286
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 11, 2016, PBF Logistics LP (the “Partnership”) and PBF Logistics GP LLC entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. (the “Underwriter”), pursuant to which the Partnership agreed to issue and sell to the Underwriter, and the Underwriter agreed to purchase, 4,000,000 common units (the “Units”), and granted the Underwriter a 30-day option to purchase from the Partnership up to an additional 600,000 common units (the “Offering”). The Partnership will receive net proceeds (after deducting underwriting fees and estimated offering expenses) of approximately $78.8 million from the Offering (assuming no exercise by the Underwriter of its over-allotment option).

The Units will be offered under the Partnership’s shelf registration statement on Form S-3 (No. 333-207377) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The material terms of the Offering are described in the prospectus supplement dated August 11, 2016.

The Offering is expected to close on August 17, 2016, subject to the satisfaction of the closing conditions set forth in the Underwriting Agreement. Under the Underwriting Agreement, the Partnership Parties (as defined in the Underwriting Agreement) have also agreed to indemnify the Underwriter against certain liabilities, or to contribute to payments that the Underwriter may be required to make in respect of those liabilities.

The Underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Partnership and/or its affiliates. The Underwriter acted as an underwriter in connection with the Partnership’s initial public offering and as an initial purchaser in connection with its 2015 senior notes offering, and received fees as a result. The Underwriter and/or its affiliates may, from time to time, engage in transactions with and perform services for the Partnership and/or its affiliates in the ordinary course of their business for which they will receive customary fees, commissions and expenses.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

In connection with the Offering, Stroock & Stroock & Lavan LLP rendered their opinion as to the validity of the common units to be sold in the Offering and Andrews Kurth LLP rendered their opinion as to the legal conclusions as they relate to matters of U.S. federal income tax law, which opinions are filed as Exhibit 5.1 and Exhibit 8.1, respectively, hereto and are incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing the pricing of the Offering is attached hereto as Exhibit 99.1, which is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, such press release shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 11, 2016

5.1	Opinion of Stroock & Stroock & Lavan LLP

8.1	Opinion of Andrews Kurth LLP

Exhibit No.	Description

23.1	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)

23.2	Consent of Andrews Kurth LLP (included in Exhibit 8.1)

99.1	Press release dated August 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2016

PBF Logistics LP

	By:	PBF Logistics GP LLC,
its general partner

	By:	/s/ Trecia Canty
	Name:	Trecia Canty
	Title:	Authorized Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 11, 2016

5.1	Opinion of Stroock & Stroock & Lavan LLP

8.1	Opinion of Andrews Kurth LLP

23.1	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)

23.2	Consent of Andrews Kurth LLP (included in Exhibit 8.1)

99.1	Press release dated August 12, 2016